Exhibit 99.1

MEDIA CONTACT

Dan Gugler

310-552-1834

dan.gugler@kornferry.com

Matthew Espe Joins Korn Ferry’s Board of Directors

Los Angeles, Sept. 21, 2023 – Korn Ferry (NYSE: KFY) today announced that Matt Espe has been elected to the company’s board of directors.

Espe brings to Korn Ferry’s board extensive leadership experience having served for more than two decades on public and private company boards, including, most recently Wesco (NYSE: HOUS) and Anywhere Real Estate, Inc. (NYSE: WCC), among others.

Espe started his career at General Electric Company, where for more than two decades he held increasing roles of responsibility.

Later in his career, along with other leadership roles, he was Chief Executive Officer of multiple companies, including Armstrong World Industries, a global producer of flooring products and ceiling systems; Ricoh Americas Corporation, an information management and digital services company; and IKON Office Solutions, a document management services company.

Espe currently serves as operating partner at Advent International, a private equity investment firm.

“We are pleased to have Matt join our board of directors,” said Gary D. Burnison, CEO, Korn Ferry. “Matt’s extensive credentials at world-class organizations will be a great fit for Korn Ferry and our diversification strategy.”

“Matt brings outstanding leadership and operational credentials to our board of directors,” said Jerry Leamon, Non-Executive Chair of Korn Ferry’s Board of Directors. “We expect that Matt’s experience will further expand our board’s capabilities and will meaningfully impact Korn Ferry.”

About Korn Ferry

Korn Ferry is a global organizational consulting firm. We work with our clients to design optimal organization structures, roles, and responsibilities. We help them hire the right people and advise them on how to reward and motivate their workforce while developing professionals as they navigate and advance their careers.

Forward-Looking Statements

Statements in this press release that relate to Korn Ferry’s goals, strategies, future plans and expectations, and other statements of future events or conditions, such as expectations regarding future board performance or benefits, are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes,” “expects,” “anticipates,” “may,” “should,” “will,” or “likely,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Readers are cautioned not to place undue reliance on such statements. Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties, including changes in business strategy, that are beyond the control of Korn Ferry, including those risks and uncertainties included in Korn Ferry’s periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled “Risk Factors” and “Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2023. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.